The information in this preliminary pricing supplement is not complete and may be changed. We may not sell these securities until the pricing supplement, the accompanying product supplement and the accompanying prospectus (collectively, the “Offering Documents”) are delivered in final form. The Offering Documents are not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion

March 2026

Preliminary Pricing Supplement

Dated March 25, 2026

Registration Statement No. 333-283672

Filed pursuant to Rule 424(b)(2)

(To Prospectus dated February 6, 2025 and Product Supplement dated February 6, 2025)

Structured Investments

Opportunities in U.S. Equities

$•Contingent Income Auto-Callable Securities with Daily Coupon Observation due on or about April 2, 2027

Based on the Performance of the Shares of the State Street® Technology Select Sector SPDR® ETF

Contingent Income Auto-Callable Securities with Daily Coupon Observation (the “securities”) offer the opportunity for investors to earn a contingent payment with respect to each observation period during which the closing price of the underlying fund is equal to or greater than 75.00% of the initial price, which we refer to as the coupon barrier level, on each trading day during the applicable observation period. If the closing price of the underlying fund is less than the coupon barrier level on any trading day during an observation period, you will not receive any contingent payment for that observation period. In addition, if the closing price of the underlying fund is equal to or greater than the call threshold level on the last day of an observation period (each, an “observation end date”) other than the final observation period, the securities will be redeemed early for an amount per security equal to the stated principal amount plus any contingent payment otherwise payable with respect to the related observation period. UBS has elected to deliver cash in lieu of shares and investors will receive less than the stated principal amount, if anything, if the securities are not redeemed early and the closing price of the underlying fund on the final determination date is less than 75.00% of the initial price, which we refer to as the downside threshold level. In this case, you will be exposed to the decline in the closing price of the underlying fund over the term of the securities and, in extreme situations, you could lose all of your initial investment. Accordingly, the securities do not guarantee any return of principal at maturity. Investors will not participate in any appreciation of the underlying fund and must be willing to accept the risk of not receiving any contingent payments over the term of the securities. The securities are unsubordinated, unsecured debt obligations issued by UBS AG, and all payments on the securities are subject to the credit risk of UBS AG.

SUMMARY TERMS
Issuer:	UBS AG London Branch
Underlying fund:	Shares of the State Street® Technology Select Sector SPDR® ETF (Bloomberg Ticker: “XLK UP”)
Aggregate principal amount:	$•
Stated principal amount:	$1,000.00 per security
Issue price:	$1,000.00 per security (see “Commissions and issue price” below)
Pricing date:	Expected to be March 30, 2026
Original issue date:

Expected to be April 2, 2026 (3 business days after the pricing date). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in one business day (T+1), unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the securities in the secondary market on any date prior to one business day before delivery of the securities will be required, by virtue of the fact that each security initially will settle in three business days (T+3), to specify alternative settlement arrangements to prevent a failed settlement of the secondary market trade.

Maturity date:

Expected to be April 2, 2027, subject to postponement for certain market disruption events and as described under “General Terms of the Securities — Market Disruption Events” and “— Payment Dates — Maturity Date” in the accompanying product supplement.

Early redemption:

If, on any observation end date (other than the final determination date), the closing price of the underlying fund is equal to or greater than the call threshold level, the securities will be redeemed early and we will pay the early redemption amount on the first contingent payment date immediately following the related observation end date.

Early redemption amount:	The early redemption amount will be an amount equal to (i) the stated principal amount plus (ii) any contingent payment with respect to the related observation period.
Contingent payment:	￭

 If, the closing price of the underlying fund is equal to or greater than the coupon barrier level on each trading day during an observation period, we will pay a contingent payment of $34.25 (equivalent to 13.70% per annum of the stated principal amount) per security on the related contingent payment date.

￭

 If the closing price of the underlying fund is less than the coupon barrier level on any trading day during an observation period, no contingent payment will be made with respect to that observation period.

Observation end dates:

Expected to be June 30, 2026, September 30, 2026, December 30, 2026 and March 30, 2027, subject to postponement for non-trading days and certain market disruption events (as described under “General Terms of the Securities — Valuation Dates”, “— Final Valuation Date” and “— Market Disruption Events” in the accompanying product supplement). We also refer to March 30, 2027 as the final determination date. In the event that we make any change to the expected pricing date and original issue date, the calculation agent may adjust the observation end dates, as well as the final determination date and maturity date, to ensure that the stated term of the securities remains the same. References in the accompanying product supplement to one or more “valuation dates” shall mean the observation end dates for purposes of the market disruption event provisions in the accompanying product supplement.

Contingent payment dates:

Expected to be July 6, 2026, October 5, 2026, January 5, 2027 and the maturity date, subject to postponement for non-business days and as described under “General Terms of the Securities — Payment Dates” and “— Maturity Date” in the accompanying product supplement. References in the accompanying product supplement to one or more “payment dates” shall mean the contingent payment dates for purposes of the market disruption event provisions in the accompanying product supplement.

Observation period:

Each trading day from but excluding the prior observation end date (or the pricing date in the case of the first observation period) to and including the next following observation end date. References in the accompanying product supplement to one or more “valuation periods” shall mean the observation periods for purposes of the market disruption event provisions in the accompanying product supplement.

Payment at maturity:	￭	If the final price is equal to or greater than the downside threshold level:	(i) the stated principal amount plus (ii) any contingent payment otherwise payable with respect to the final observation period
	￭	If the final price is less than the downside threshold level:	the cash value

UBS has elected to deliver to you cash in lieu of shares, and your payment at maturity for each security will be the cash value. If the securities are not redeemed early and the final price is less than the downside threshold level, investors will lose a significant portion and may lose all of their initial investment.

Exchange ratio:	The quotient of the stated principal amount divided by the initial price.
Cash value:	The exchange ratio multiplied by the final price.
Call threshold level:

$•, which is equal to 100.00% of the initial price (as may be adjusted in the case of certain adjustment events as described under “General Terms of the Securities — Antidilution Adjustments for Securities Linked to an Underlying Equity or Equity Basket Asset”, “— Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset” and “— Delisting of, Suspension of Trading in, or Change in Law Affecting, an Underlying Equity” in the accompanying product supplement).

Coupon barrier level:

$•, which is equal to 75.00% of the initial price (as may be adjusted in the case of certain adjustment events as described under “General Terms of the Securities — Antidilution Adjustments for Securities Linked to an Underlying Equity or Equity Basket Asset”, “— Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset” and “— Delisting of, Suspension of Trading in, or Change in Law Affecting, an Underlying Equity” in the accompanying product supplement).

Downside threshold level:

$•, which is equal to 75.00% of the initial price (as may be adjusted in the case of certain adjustment events as described under “General Terms of the Securities — Antidilution Adjustments for Securities Linked to an Underlying Equity or Equity Basket Asset”, “— Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset” and “— Delisting of, Suspension of Trading in, or Change in Law Affecting, an Underlying Equity” in the accompanying product supplement).

Initial price:

$•, which is equal to the closing price of the underlying fund on the pricing date (as may be adjusted in the case of certain adjustment events as described under “General Terms of the Securities — Antidilution Adjustments for Securities Linked to an Underlying Equity or Equity Basket Asset” , “— Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset” and “— Delisting of, Suspension of Trading in, or Change in Law Affecting, an Underlying Equity” in the accompanying product supplement).

Final price:	The closing price of the underlying fund on the final determination date.
CUSIP / ISIN:	90310EHJ7 / US90310EHJ73
Listing:	The securities will not be listed or displayed on any securities exchange or any electronic communications network.
Calculation agent:	UBS Securities LLC
Commissions and issue price:		Price to Public(1)	Fees and Commissions(1)	Proceeds to Issuer
Per security		100.00%	1.25%(a)	98.25%
+ 0.50%(b)
1.75%
Total		$•	$•	$•

(1)

UBS Securities LLC will purchase from UBS AG the securities at the price to public less a fee of $17.50 per $1,000.00 stated principal amount of securities. UBS Securities LLC will agree to resell all of the securities to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”) at an underwriting discount which reflects:

	(a)	a fixed sales commission of $12.50 per $1,000.00 stated principal amount of securities that Morgan Stanley Wealth Management sells and
	(b)	a fixed structuring fee of $5.00 per $1,000.00 stated principal amount of securities that Morgan Stanley Wealth Management sells, each payable to Morgan Stanley Wealth Management. See “Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any)”.

The estimated initial value of the securities as of the pricing date is expected to be between $942.40 and $972.40. The range of the estimated initial value of the securities was determined on the date hereof by reference to UBS’ internal pricing models, inclusive of the internal funding rate. For more information about secondary market offers and the estimated initial value of the securities, see “Risk Factors — Estimated Value Considerations” and “— Risks Relating to Liquidity and Secondary Market Price Considerations” beginning on page 11 of this document.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 9.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this document, the accompanying product supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

You should read this document together with the accompanying product supplement and the accompanying prospectus, each of which can be accessed via the hyperlinks below, before you decide to invest.

Product supplement dated February 6, 2025	Prospectus dated February 6, 2025

$• Contingent Income Auto-Callable Securities with Daily Coupon Observation due on or about April 2, 2027
Based on the Performance of the Shares of the State Street® Technology Select Sector SPDR® ETF

Additional Information About UBS and the Securities

UBS AG (“UBS”) has filed a registration statement (including a prospectus as supplemented by a product supplement) with the Securities and Exchange Commission (the “SEC”) for the securities to which this document relates. You should read these documents and any other documents relating to this offering that UBS has filed with the SEC for more complete information about UBS and this offering. You may obtain these documents for free from the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC web site is 0001114446.

You may access these documents on the SEC website at www.sec.gov as follows:

￭	Prospectus dated February 6, 2025: http://www.sec.gov/Archives/edgar/data/1114446/000119312525021845/d936490d424b3.htm
￭	Product supplement dated February 6, 2025: http://www.sec.gov/Archives/edgar/data/1114446/000183988225007685/ubs_424b2-03670.htm

References to “UBS,” “we,” “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this document, the “securities” refers to the Contingent Income Auto-Callable Securities with Daily Coupon Observation that are offered hereby. Also, references to the “accompanying prospectus” mean the UBS prospectus titled “Debt Securities and Warrants”, dated February 6, 2025, and references to the “accompanying product supplement” mean the UBS product supplement titled “Market-Linked Securities Product Supplement”, dated February 6, 2025.

You should rely only on the information incorporated by reference or provided in this document, the accompanying product supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this document, the accompanying product supplement or the accompanying prospectus is accurate as of any date other than the date on the front of the document.

UBS reserves the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. In the event of any changes to the terms of the securities, UBS will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case UBS may reject your offer to purchase.

In the event of any discrepancies between this document, the accompanying product supplement and the accompanying prospectus, the following hierarchy will govern: first, this document; second, the accompanying product supplement; and finally, the accompanying prospectus.

March 2026	Page 2

$• Contingent Income Auto-Callable Securities with Daily Coupon Observation due on or about April 2, 2027
Based on the Performance of the Shares of the State Street® Technology Select Sector SPDR® ETF

Investment Summary

The Contingent Income Auto-Callable Securities with Daily Coupon Observation due on or about April 2, 2027 based on the performance of the shares of the State Street® Technology Select Sector SPDR® ETF, which we refer to as the securities, provide an opportunity for investors to earn a contingent payment, which is an amount equal to $34.25 (equivalent to 13.70% per annum of the stated principal amount) per security, with respect to each observation period during which the closing price of the underlying fund is equal to or greater than 75.00% of the initial price, which we refer to as the coupon barrier level, on each trading day during the applicable observation period. The contingent payment, if any, will be payable on the relevant contingent payment date. It is possible that the closing price of the underlying fund could remain less than the coupon barrier level for extended periods of time or even throughout the term of the securities so that you may receive few or no contingent payments.

If the closing price of the underlying fund is equal to or greater than the call threshold level on any of the observation end dates other than the final determination date, the securities will be automatically redeemed for an early redemption amount equal to (i) the stated principal amount plus (ii) any contingent payment otherwise payable with respect to the related observation period. If the securities have not previously been redeemed early and the final price is equal to or greater than 75.00% of the initial price, which we refer to as the downside threshold level, the payment at maturity will also be the sum of (i) the stated principal amount and (ii) any contingent payment otherwise payable with respect to the final observation period. If, however, the securities are not redeemed early and the final price is less than the downside threshold level, investors will be exposed to the decline in the closing price of the underlying fund, as compared to the initial price, on a 1 to 1 basis and investors will be entitled to receive the cash value, which will be equal to the exchange ratio multiplied by the final price. The cash value on the final determination date will be less than 75.00% of the stated principal amount of the securities and could be zero. Investors in the securities must be willing to accept the risk of losing a significant portion and, in extreme situations, all of their initial investment and also the risk of not receiving any contingent payments. In addition, investors will not participate in any appreciation of the underlying fund.

March 2026	Page 3

$• Contingent Income Auto-Callable Securities with Daily Coupon Observation due on or about April 2, 2027
Based on the Performance of the Shares of the State Street® Technology Select Sector SPDR® ETF

Key Investment Rationale

The securities offer the opportunity for investors to earn a contingent payment equal to $34.25 (equivalent to 13.70% per annum of the stated principal amount) per security, with respect to each observation period during which the closing price is equal to or greater than 75.00% of the initial price, which we refer to as the coupon barrier level, on each trading day for the applicable observation period. The securities may be redeemed early for an early redemption amount equal to (i) the stated principal amount per security plus (ii) any contingent payment otherwise payable with respect to the related observation period and the payment at maturity will vary depending on the final price, as follows:

Scenario 1	On any observation end date other than the final determination date, the closing price of the underlying fund is equal to or greater than the call threshold level.
￭

The securities will be automatically redeemed early for an early redemption amount equal to (i) the stated principal amount plus (ii) any contingent payment otherwise payable with respect to the related observation period.

	￭	Investors will not participate in any appreciation of the underlying fund from the initial price.

Scenario 2	The securities are not automatically redeemed early and the final price of the underlying fund is equal to or greater than the downside threshold level.
	￭	The payment due at maturity will be (i) the stated principal amount plus (ii) any contingent payment otherwise payable on the maturity date.
	￭	Investors will not participate in any appreciation of the underlying fund from the initial price.

Scenario 3	The securities are not automatically redeemed early and the final price is less than the downside threshold level.
	￭	The payment due at maturity will be the cash value.
	￭	Investors will lose a significant portion and may lose all of their initial investment in this scenario.

Investing in the securities involves significant risks. You may lose a significant portion and, in extreme situations all of your initial investment. Any payment on the securities, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the securities and you could lose all of your initial investment.

The securities will not pay a contingent payment on a contingent payment date (including the maturity date) if the closing price of the underlying fund is less than the coupon barrier level on any trading day during the applicable observation period (including the observation end date). The securities will not be subject to an early redemption if the closing price of the underlying fund is less than the call threshold level on any observation end date other than the final determination date. If the securities are not redeemed early, you will lose a significant portion and, in extreme situations, all of your initial investment at maturity if the final price is less than the downside threshold level.

March 2026	Page 4

$• Contingent Income Auto-Callable Securities with Daily Coupon Observation due on or about April 2, 2027
Based on the Performance of the Shares of the State Street® Technology Select Sector SPDR® ETF

Investor Suitability

The securities may be suitable for you if:

￭You fully understand the risks of an investment in the securities, including the risk of loss of all of your initial investment.

￭You can tolerate a loss of a significant portion or all of your initial investment and are willing to make an investment that may have the same downside market risk as an investment in the underlying fund.

￭You believe that the closing price of the underlying fund will be equal to or greater than the coupon barrier level on each trading day during the term of the securities.

￭You believe that the final price will be equal to or greater than the downside threshold level.

￭You understand and accept that you will not participate in any appreciation in the price of the underlying fund and that any potential positive return is limited to the contingent payments specified herein.

￭You can tolerate fluctuations in the price of the securities prior to maturity that may be similar to or exceed the downside price fluctuations of the underlying fund.

￭You are willing to invest in the securities based on the contingent payment, the coupon barrier level, the downside threshold level and the call threshold level specified on the cover hereof.

￭You are willing to forgo any dividends paid on the underlying fund and you do not seek guaranteed current income from this investment.

￭You are willing to invest in securities that may be redeemed prior to the maturity date and you are otherwise willing to hold such securities to maturity, a term of approximately 12 months, and accept that there may be little or no secondary market.

￭You are willing to assume the credit risk of UBS for all payments under the securities, and understand that if UBS defaults on its obligations you may not receive any amounts due to you including any repayment of principal.

￭You understand that the estimated initial value of the securities determined by our internal pricing models is lower than the issue price and that should UBS Securities LLC or any affiliate make secondary markets for the securities, the price (not including their customary bid-ask spreads) will temporarily exceed the internal pricing model price.

The securities may not be suitable for you if:

￭You do not fully understand the risks of an investment in the securities, including the risk of loss of all of your initial investment.

￭You require an investment designed to provide a full or at least partial return of principal at maturity.

￭You cannot tolerate a loss of a significant portion or all of your initial investment, or you are not willing to make an investment that may have the same downside market risk as an investment in the underlying fund.

￭You believe that the price of the underlying fund will decline during the term of the securities and is likely to be less than the coupon barrier level on at least one trading day during one or more of the observation periods.

￭You believe that the final price is likely to be less than the downside threshold level.

￭You seek an investment that participates in the appreciation in the price of the underlying fund or that has unlimited return potential.

￭You cannot tolerate fluctuations in the price of the securities prior to maturity that may be similar to or exceed the downside price fluctuations of the underlying fund.

￭You are unwilling to invest in the securities based on the contingent payment, the coupon barrier level, the downside threshold level or the call threshold level specified on the cover hereof.

￭You prefer to receive any dividends paid on the underlying fund or you seek guaranteed current income from this investment.

￭You are unable or unwilling to hold securities that may be redeemed prior to the maturity date, or you are otherwise unable or unwilling to hold such securities to maturity, a term of approximately 12 months, or you seek an investment for which there will be an active secondary market.

￭You are not willing to assume the credit risk of UBS for all payments under the securities, including any repayment of principal.

March 2026	Page 5

$• Contingent Income Auto-Callable Securities with Daily Coupon Observation due on or about April 2, 2027
Based on the Performance of the Shares of the State Street® Technology Select Sector SPDR® ETF

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on (1) the closing price and (2) the final price.

Diagram #1: Observation End Dates Other Than the Final Determination Date

Diagram #2: Payment at Maturity if No Early Redemption Occurs

For more information about the payout upon an early redemption or at maturity in different hypothetical scenarios, see “Hypothetical Examples” beginning on the following page.

March 2026	Page 6

$• Contingent Income Auto-Callable Securities with Daily Coupon Observation due on or about April 2, 2027
Based on the Performance of the Shares of the State Street® Technology Select Sector SPDR® ETF

Hypothetical Examples

The below examples are based on the following terms and are purely hypothetical (the actual terms of your security will be determined on the pricing date and will be specified in the final pricing supplement; amounts may have been rounded for ease of analysis):

Hypothetical Initial Price:	$100.00
Hypothetical Call Threshold Level:	$100.00, which is equal to 100.00% of the hypothetical initial price
Hypothetical Coupon Barrier Level:	$75.00, which is 75.00% of the hypothetical initial price
Hypothetical Downside Threshold Level:	$75.00, which is 75.00% of the hypothetical initial price
Hypothetical Exchange Ratio*:	The quotient of the stated principal amount divided by the hypothetical initial price
Hypothetical Contingent Payment:	$34.25 (equivalent to 13.70% per annum of the stated principal amount) per security
Stated Principal Amount:	$1,000.00 per security

How to determine whether a contingent payment is payable with respect to the applicable observation period (if the securities have not been automatically redeemed):

	Lowest Hypothetical Closing Price During the Applicable Observation Period	Contingent Payment
Example 1	$95.00 (at or above coupon barrier level on each trading day during the applicable observation period)	$34.25
Example 2	$45.00 (below coupon barrier level on at least one trading day during the applicable observation period)	$0.00
Example 3	$48.00 (below coupon barrier level on at least one trading day during the applicable observation period)	$0.00
Example 4	$52.00 (below coupon barrier level on at least one trading day during the applicable observation period)	$0.00

In example 1, the underlying fund closes at or above its coupon barrier level on each trading day during the applicable observation period. Therefore, a contingent payment of $34.25 is paid on the applicable contingent payment date.

In each of examples 2 through 4, the underlying fund closes below its coupon barrier level on at least one trading day during the applicable observation period. No contingent payment, therefore, is paid on the applicable contingent payment date.

If, on any observation end date (other than the final determination date), the closing price of the underlying fund is equal to or greater than the call threshold level, the securities will be redeemed early and we will pay the early redemption amount on the first contingent payment date immediately following the related observation end date, for an amount per security equal to (i) the stated principal amount plus (ii) any contingent payment with respect to the related observation period. No further payments will be made on the securities once they have been redeemed.

March 2026	Page 7

$• Contingent Income Auto-Callable Securities with Daily Coupon Observation due on or about April 2, 2027
Based on the Performance of the Shares of the State Street® Technology Select Sector SPDR® ETF

How to calculate the payment at maturity (if the securities have not been previously redeemed):

	Hypothetical Closing Price on the Final Determination Date	Payment at Maturity
Example 1	$90.00 (at or above downside threshold level)	$1,000 (and, if payable, the contingent payment with respect to the final observation period)
Example 2	$50.00 (below downside threshold level)	Cash Value = Exchange Ratio × Final Price $500.00 = ($1,000.00 / $100.00) × $50.00
Example 3	$40.00 (below downside threshold level)	Cash Value = Exchange Ratio × Final Price $400.00 = ($1,000.00 / $100.00) × $40.00
Example 4	$30.00 (below downside threshold level)	Cash Value = Exchange Ratio × Final Price $300.00 = ($1,000.00 / $100.00) × $30.00

In example 1, the final price of the underlying fund is at or above its downside threshold level. At maturity, you will therefore receive the stated principal amount of your securities plus the contingent payment with respect to the final observation period, if one is payable. You will not participate in any appreciation in the price of the underlying fund.

In each of examples 2 through 4, the final price of the underlying fund is less than its downside threshold level. In each case, you will be fully exposed to the downside performance of the underlying fund. In example 4, for example, as the final price is equal to $30.00 and is less than the downside threshold level, at maturity investors will receive the cash value, which is equal to the exchange ratio multiplied by the final price, of $300.00 (a loss of 70.00% on the securities).

Investing in the securities involves significant risks. The securities differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. If the securities are not redeemed early, you may lose a significant portion or all of your initial investment. Specifically, if the securities are not redeemed early and the final price is less than the downside threshold level, you will receive the cash value, which will be worth significantly less than your stated principal amount resulting in a loss of a significant portion or all of your initial investment.

The securities will not pay a contingent payment if the closing price of the underlying fund is less than the coupon barrier level on any trading day during the applicable observation period (including the observation end date). The securities will not be subject to an early redemption if the closing price of the underlying fund is less than the call threshold level on any observation end date.

Any payment to be made on the securities, including any repayment of principal, depends on the ability of UBS to satisfy its obligations as they come due. If UBS were to default on its payment obligations you may not receive any amounts owed to you under the securities and you could lose all of your initial investment.

March 2026	Page 8

$• Contingent Income Auto-Callable Securities with Daily Coupon Observation due on or about April 2, 2027
Based on the Performance of the Shares of the State Street® Technology Select Sector SPDR® ETF

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement. We urge you to consult your investment, legal, tax, accounting and other advisors concerning an investment in the securities.

Risks Relating to Return Characteristics

￭The securities do not guarantee the return of any principal and your investment in the securities may result in a loss. The terms of the securities differ from those of ordinary debt securities in that the securities do not guarantee the payment of regular interest or the return of any of the stated principal amount at maturity. Instead, if the securities have not been redeemed early and if the final price is less than the downside threshold level, you will be exposed to the decline in the closing price of the underlying fund, as compared to the initial price, on a 1 to 1 basis and you will receive for each security that you hold at maturity the cash value, which is equal to the exchange ratio multiplied by the final price. The cash value of those shares on the final determination date will be less than 75.00% of the stated principal amount and could be zero.

￭You may receive no contingent payments. UBS will not necessarily make periodic payments on the securities. If the closing price of the underlying fund on any trading day during an observation period is less than the coupon barrier level, UBS will not pay you the contingent payment applicable to such observation period on the corresponding contingent payment date. If this continues for each observation period during the term of the securities, UBS will not pay you any contingent payments during the term of, and you will not receive a positive return on, your securities. Generally, this non-payment of the contingent payment coincides with a period of greater risk of principal loss on your securities.

￭Higher contingent payments are generally associated with a greater risk of loss. Greater expected volatility with respect to the underlying fund reflects a higher expectation as of the pricing date that the closing price of the underlying fund may be less than the downside threshold level on the final determination date of the securities. This greater expected risk will generally be reflected in a higher contingent payment rate for that security. “Volatility” refers to the frequency and magnitude of changes in the price of the underlying fund. However, while the contingent payment rate is set on the pricing date, the underlying fund’s volatility can change significantly over the term of the securities. The closing price of the underlying fund for your securities could fall sharply, which could result in the loss of a significant portion or all of your initial investment.

￭Early redemption risk. The term of your investment in the securities may be limited to the first observation period end date with respect to which the securities may be redeemed early. If the securities are redeemed early, you will receive no more contingent payments and may be forced to invest in a lower interest rate environment and may not be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk.

￭Investors will not participate in any appreciation in the closing price of the underlying fund and will not have the same rights as holders of the underlying fund. Investors will not participate in any appreciation in the closing price of the underlying fund from the initial price, and the return on the securities will be limited to the contingent payment that is paid with respect to each observation period during which the closing price or the final price is equal to or greater than the coupon barrier level on each trading day during that observation period. It is possible that the closing price of the underlying fund could be less than the coupon barrier level on at least one trading day during most or all of the observation periods so that you will receive few or no contingent payments. If you do not earn sufficient contingent payments over the term of the securities, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of the issuer of comparable maturity. Investors in the securities will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlying fund.

Risks Relating to Characteristics of the Underlying Fund

￭Market risk. The return on the securities, which may be negative, is linked to the performance of the underlying fund and indirectly linked to the value of the securities comprising the underlying fund (the “underlying constituents”) and their issuers (the “underlying constituent issuers”). The closing price of the underlying fund can rise or fall sharply due to factors specific to that underlying fund, its underlying constituents, and the underlying constituent issuers, such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock and commodity market volatility and levels, interest rates and economic and political conditions. You, as an investor in the securities, should make your own investigation into the underlying fund and the underlying constituents for your securities. For additional information regarding the underlying fund, please see “Information About the Underlying Fund” below and the SEC filings of the sponsor of the underlying fund (the “sponsor”) referred to in that section. We urge you to review financial and other information filed periodically by the sponsor with the SEC.

March 2026	Page 9

$• Contingent Income Auto-Callable Securities with Daily Coupon Observation due on or about April 2, 2027
Based on the Performance of the Shares of the State Street® Technology Select Sector SPDR® ETF

￭There can be no assurance that the investment view implicit in the securities will be successful. It is impossible to predict whether the closing price of the underlying fund will rise or fall. There can be no assurance that the closing price of the underlying fund on any observation end date will be equal to or greater than the coupon barrier level or the final price will be equal to or greater than the downside threshold level. The closing price of the underlying fund will be influenced by complex and interrelated political, economic, financial and other factors that affect the underlying fund. You should be willing to accept the downside risks of owning equities in general and the underlying fund in particular, and to assume the risk that, if the securities are not redeemed early, you may lose a significant portion or all of your initial investment.

￭No affiliation with the sponsor. The sponsor is not an affiliate of ours nor are they involved with the securities in any way, and no such entity has any obligation to consider your interests in taking any corporate actions that might affect the value of, or any amounts payable on, the securities. We have obtained all information regarding the underlying fund from publicly available information and have not made any due diligence inquiry with respect to the underlying fund.

￭The underlying fund is an exchange-traded fund (an “ETF”) and its value may not completely track the value of the underlying constituents. Although the trading characteristics and valuations of ETFs such as the underlying fund will usually mirror the characteristics and valuations of the underlying constituents, their values may not completely track the values of their underlying constituents. The value of the underlying fund will reflect transaction costs and fees that the underlying constituents do not have. In addition, although the underlying fund is currently listed for trading on an exchange, there is no assurance that an active trading market will continue for the underlying fund or that there will be liquidity in the trading market.

￭Fluctuation of the net asset value (the “NAV”). The NAV of the underlying fund may fluctuate with changes in the market value of the underlying constituents. The market price of the underlying fund may fluctuate in accordance with changes in NAV and supply and demand on the applicable stock exchanges. Furthermore, the underlying constituents may be unavailable in the secondary market during periods of market volatility, which may make it difficult for market participants to accurately calculate the intraday NAV per share of the underlying fund and may adversely affect the liquidity and prices of the underlying fund, perhaps significantly. For any of these reasons, the market price of the underlying fund may differ from its NAV per share and may trade at, above or below its NAV per share.

￭Failure of the underlying fund to track the level of its target index. While the underlying fund is designed and intended to track the level of a specific index as specified herein (its “target index”), various factors, including fees and other transaction costs, will prevent an ETF from correlating exactly with changes in the level of its target index. Additionally, although the performance of an ETF seeks to replicate the performance of its target index, an ETF may not invest in all the securities, futures contracts or commodities comprising its target index but rather may invest in a representative sample of the assets comprising its target index. ETFs, including the underlying fund, are therefore subject to the risk that the investment strategy selected by its sponsor does not successfully track the level of its target index, as discussed further herein. Accordingly, the performance of the underlying fund will not be equal to the performance of its target index during the term of the securities.

￭The underlying fund utilizes a passive indexing investment approach. The underlying fund is not managed according to traditional methods of “active” investment management, which involve the buying and selling of securities based on economic, financial and market analysis and investment judgment. Instead, the underlying fund, utilizing a “passive” or indexing investment approach, attempts to approximate the investment performance of its target index by investing in a portfolio of stocks that generally replicate or provide a representative sample of such target index. Therefore, unless a specific underlying constituent is removed from its target index, the underlying fund generally would not sell a security because the issuer of such underlying constituent (its “underlying constituent issuer”) was in financial trouble. In addition, the underlying fund is subject to the risk that the investment strategy of its sponsor may not produce the intended results.

￭The securities are subject to risks associated with the technology sector. The securities are subject to risks associated with the technology sector because the underlying fund is comprised of the stocks of companies in the technology sector. All or substantially all of the underlying constituents included in the underlying fund are issued by companies whose primary line of business is directly associated with the technology sector. Market or economic factors impacting technology companies and companies that rely heavily on technological advances could have a major effect on the value of the fund’s investments. The value of stocks of technology companies and companies that rely heavily on technology is particularly vulnerable to rapid changes in technology product cycles, rapid product obsolescence, government regulation and competition, both domestically and internationally, including competition from non-U.S. competitors with lower production costs. Stocks of technology companies and companies that rely heavily on technology, especially those of smaller, less-seasoned companies, tend to be more volatile than the overall market. Technology companies are heavily dependent on patent and intellectual property rights, the loss or impairment of which may adversely affect profitability. Additionally, companies in the technology sector may face dramatic and often unpredictable changes in growth rates and competition for the services of qualified personnel.

March 2026	Page 10

$• Contingent Income Auto-Callable Securities with Daily Coupon Observation due on or about April 2, 2027
Based on the Performance of the Shares of the State Street® Technology Select Sector SPDR® ETF

Estimated Value Considerations

￭The issue price you pay for the securities will exceed their estimated initial value. The issue price you pay for the securities will exceed their estimated initial value as of the pricing date due to the inclusion in the issue price of the underwriting discount, hedging costs, issuance and other costs and projected profits. As of the close of the relevant markets on the pricing date, we will determine the estimated initial value of the securities by reference to our internal pricing models and the estimated initial value of the securities will be set forth in the final pricing supplement. The pricing models used to determine the estimated initial value of the securities incorporate certain variables, including the price, volatility and any dividends paid on the underlying fund, prevailing interest rates, the term of the securities and our internal funding rate. Our internal funding rate is typically lower than the rate we would pay to issue conventional fixed or floating rate debt securities of a similar term. The underwriting discount, hedging costs, issuance and other costs, projected profits and the difference in rates will reduce the economic value of the securities to you. Due to these factors, the estimated initial value of the securities as of the pricing date will be less than the issue price you pay for the securities.

￭The estimated initial value is a theoretical price and the actual price that you may be able to sell your securities in any secondary market (if any) at any time after the pricing date may differ from the estimated initial value. The value of your securities at any time will vary based on many factors, including the factors described above and in “Risks Relating to Characteristics of the Underlying Fund — Market risk” above and is impossible to predict. Furthermore, the pricing models that we use are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, after the pricing date, if you attempt to sell the securities in the secondary market, the actual value you would receive may differ, perhaps materially, from the estimated initial value of the securities determined by reference to our internal pricing models. The estimated initial value of the securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your securities in any secondary market at any time.

￭Our actual profits may be greater or less than the differential between the estimated initial value and the issue price of the securities as of the pricing date. We may determine the economic terms of the securities, as well as hedge our obligations, at least in part, prior to the pricing date. In addition, there may be ongoing costs to us to maintain and/or adjust any hedges and such hedges are often imperfect. Therefore, our actual profits (or potentially, losses) in issuing the securities cannot be determined as of the pricing date and any such differential between the estimated initial value and the issue price of the securities as of the pricing date does not reflect our actual profits. Ultimately, our actual profits will be known only at the maturity of the securities.

Risks Relating to Liquidity and Secondary Market Price Considerations

￭There may be little or no secondary market for the securities. The securities will not be listed or displayed on any securities exchange or any electronic communications network. UBS Securities LLC and its affiliates intend, but are not required to make a market for the securities and may stop making a market at any time. If you are able to sell your securities prior to maturity, you may have to sell them at a substantial loss. Furthermore, there can be no assurance that a secondary market for the securities will develop. The estimated initial value of the securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your securities in any secondary market at any time.

￭The price at which UBS Securities LLC and its affiliates may offer to buy the securities in the secondary market (if any) may be greater than UBS’ valuation of the securities at that time, greater than any other secondary market prices provided by unaffiliated dealers (if any) and, depending on your broker, greater than the valuation provided on your customer account statements. For a limited period of time following the issuance of the securities, UBS Securities LLC or its affiliates may offer to buy or sell such securities at a price that exceeds (i) our valuation of the securities at that time based on our internal pricing models, (ii) any secondary market prices provided by unaffiliated dealers (if any) and (iii) depending on your broker, the valuation provided on customer account statements. The price that UBS Securities LLC may initially offer to buy such securities following issuance will exceed the valuations indicated by our internal pricing models due to the inclusion for a limited period of time of the aggregate value of the underwriting discount, hedging costs, issuance costs and theoretical projected trading profit. The portion of such amounts included in our price will decline to zero on a straight line basis over a period ending no later than the date specified under “Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any).” Thereafter, if UBS Securities LLC or an affiliate makes secondary markets in the securities, it will do so at prices that reflect our estimated value determined by reference to our internal pricing models at that time. The temporary positive differential relative to our internal pricing models arises from requests from and arrangements made by UBS Securities LLC with the selling agents of structured debt securities such as the securities. As described above, UBS Securities LLC and its affiliates are not required to make a market for the securities and may stop making a market at any time. The price at which UBS Securities LLC or an affiliate may make secondary markets at any time (if at all) will also reflect its then current bid-ask spread for similar sized trades of structured debt securities. UBS Securities LLC reflects this temporary positive differential on its customer statements. Investors should inquire as to the valuation provided on customer account statements provided by unaffiliated dealers.

￭Price of securities prior to maturity. The market price of the securities will be influenced by many unpredictable and interrelated factors, including the price of the underlying fund; the volatility of the underlying fund; any dividends paid on the underlying fund; the time remaining to the maturity of the securities; interest rates in the markets; geopolitical conditions and economic, financial, political, force majeure and regulatory or judicial events; the creditworthiness of UBS and the then current bid-ask spread for the securities.

March 2026	Page 11

$• Contingent Income Auto-Callable Securities with Daily Coupon Observation due on or about April 2, 2027
Based on the Performance of the Shares of the State Street® Technology Select Sector SPDR® ETF

￭Impact of fees and the use of internal funding rates rather than secondary market credit spreads on secondary market prices. All other things being equal, the use of the internal funding rates described above under “— Estimated Value Considerations” as well as the inclusion in the issue price of the underwriting discount, hedging costs, issuance and other costs and any projected profits are, subject to the temporary mitigating effect of UBS Securities LLC’s and its affiliates’ market making premium, expected to reduce the price at which you may be able to sell the securities in any secondary market.

Risks Relating to Hedging Activities and Conflicts of Interest

￭Potential conflicts of interest. We and our affiliates may engage in business related to the underlying fund, which may present a conflict between our obligations as issuer and you, as a holder of the securities. There are also potential conflicts of interest between you and the calculation agent, which will be an affiliate of UBS. The calculation agent will determine the initial price and the final price and whether the closing price of the underlying fund is equal to or greater than the coupon barrier level on each trading day during each observation period, is equal to or greater than the call threshold level on any observation end date (other than the final determination date) or is less than the downside threshold level on the final determination date. Determinations made by the calculation agent, including with respect to the occurrence or non-occurrence of market disruption events, may affect the payout to you at maturity or whether the securities are redeemed early. As UBS determines the economic terms of the securities, including the contingent payment, call threshold level, coupon barrier level and downside threshold level, and such terms include the underwriting discount, hedging costs, issuance and other costs and projected profits, the securities represent a package of economic terms. There are other potential conflicts of interest insofar as an investor could potentially get better economic terms if that investor entered into exchange-traded and/or OTC derivatives or other instruments with third parties, assuming that such instruments were available and the investor had the ability to assemble and enter into such instruments. Furthermore, given that UBS Securities LLC and its affiliates temporarily maintain a market making premium, it may have the effect of discouraging UBS Securities LLC and its affiliates from recommending sale of your securities in the secondary market.

In addition, we or one of our affiliates may enter into swap agreements or related hedging activities with the dealer or its affiliates in connection with the securities, which could cause the economic interests of UBS, the dealer or our or their respective affiliates to be adverse to your interests as an investor in the securities. If the dealer or any of its affiliates conduct hedging activities for us or our affiliate in connection with the securities and earns profits in connection with such hedging activities, such profit will be in addition to the underwriting compensation it receives for the sale of the securities to you. You should be aware that the potential to receive compensation both for hedging activities and sales may create a further incentive for the dealer to sell the securities to you.

￭Hedging and trading activities by the calculation agent and its affiliates could potentially affect the value of, and any amounts payable on, the securities. The hedging or trading activities of the issuer’s affiliates and of any other hedging counterparty with respect to the securities on or prior to the pricing date and prior to maturity could adversely affect the value of, and any amounts payable on, the securities. These hedging or trading activities on or prior to the pricing date could potentially affect the initial price and, as a result, the call threshold level, coupon barrier level and downside threshold level. Additionally, these hedging or trading activities during the term of the securities could potentially affect the price of the underlying fund on any trading day during an observation period (including any observation end date) and, accordingly, whether the securities are redeemed early, whether a contingent payment is payable on the related contingent payment date and, if the securities are not called prior to maturity, the payout to you at maturity. It is possible that these hedging or trading activities could result in substantial returns for us or our affiliates while the market value of, and return on, the securities declines.

￭UBS cannot control actions by the sponsor and the sponsor has no obligation to consider your interests. UBS and its affiliates are not affiliated with the sponsor and have no ability to control or predict its actions, including any errors in or discontinuation of public disclosure regarding methods or policies relating to the calculation of the closing price. The sponsor is not involved in the securities offering in any way and has no obligation to consider your interest as an owner of the securities in taking any actions that might affect the market value of, or any payments on, your securities.

￭Potential UBS impact on the underlying fund or an underlying constituent. Trading or transactions by UBS or its affiliates in the underlying fund or any underlying constituent, listed and/or over -the -counter options, futures, exchange-traded funds or other instruments with returns linked to the performance of the underlying fund or any underlying constituent or the target index, may adversely affect the market price or level of the underlying fund during the term of the securities and, therefore, the market value of the securities and any payout to you of any contingent payments or at maturity.

￭Potentially inconsistent research, opinions or recommendations by UBS. UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the securities and the underlying fund to which the securities are linked.

March 2026	Page 12

$• Contingent Income Auto-Callable Securities with Daily Coupon Observation due on or about April 2, 2027
Based on the Performance of the Shares of the State Street® Technology Select Sector SPDR® ETF

￭Following certain events, the calculation agent can make adjustments to the underlying fund and terms of the securities that may adversely affect the market value of, and return on, the securities. The calculation agent may make adjustments to the initial price, exchange ratio, downside threshold level, coupon barrier level, call threshold level, and/or final price or any other term of the securities and, in some instances, may replace the underlying fund, for certain events affecting such underlying fund. However, the calculation agent will not make an adjustment in response to all events that could affect the underlying fund. If an event occurs that does not require the calculation agent to make an adjustment, the market value of, and return on, the securities may be materially and adversely affected. You should also be aware that the calculation agent may make adjustments in response to events that are not described in the accompanying product supplement that it believes are appropriate to offset to the extent practical any change in your economic position as a holder of the securities resulting solely from any such event to achieve an equitable result, but the calculation agent is under no obligation to do so or to consider your interests as a holder of the securities in making these determinations. Following certain events relating to the underlying fund, such as a reorganization event or a delisting or suspension of trading, the return on the securities may be based on the shares of another ETF, on a basket of securities, futures contracts, commodities and/or other assets that the calculation agent determines is comparable to the underlying fund’s underlying constituents or on an alternative calculation of the underlying fund. The occurrence of any such event and the consequent adjustments may materially and adversely affect the value of, and return on, the securities. For more information, see the sections “General Terms of the Securities — Antidilution Adjustments for Securities Linked to an Underlying Equity or Equity Basket Asset”, “— Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset” and “— Delisting of, Suspension of Trading in, or Change in Law Affecting, an Underlying Equity” in the accompanying product supplement.

Risks Relating to General Credit Characteristics

￭The securities are subject to the credit risk of UBS, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. Investors are dependent on UBS’ ability to pay all amounts due on the securities, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to affect adversely the market value of the securities. If UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the securities and you could lose all of your initial investment.

￭The securities are not bank deposits. An investment in the securities carries risks which are very different from the risk profile of a bank deposit placed with UBS or its affiliates. The securities have different yield and/or return, liquidity and risk profiles and would not benefit from any protection provided to deposits.

￭If UBS experiences financial difficulties, FINMA has the power to open restructuring or liquidation proceedings in respect of, and/or impose protective measures in relation to, UBS, which proceedings or measures may have a material adverse effect on the terms and market value of the securities and/or the ability of UBS to make payments thereunder. The Swiss Federal Act on Banks and Savings Banks of November 8, 1934, as amended (the “Swiss Banking Act”) grants the Swiss Financial Market Supervisory Authority (“FINMA”) broad powers to take measures and actions in relation to UBS if it concludes that there is justified concern that UBS is over-indebted or has serious liquidity problems or, after expiry of a deadline, UBS fails to fulfill the applicable capital adequacy requirements (whether on a standalone or consolidated basis). If one of these pre-requisites is met, FINMA is authorized to open restructuring proceedings or liquidation (bankruptcy) proceedings in respect of, and/or impose protective measures in relation to, UBS. The Swiss Banking Act grants significant discretion to FINMA in connection with the aforementioned proceedings and measures. In particular, a broad variety of protective measures may be imposed by FINMA, including a bank moratorium or a maturity postponement, which measures may be ordered by FINMA either on a stand-alone basis or in connection with restructuring or liquidation proceedings.

March 2026	Page 13

$• Contingent Income Auto-Callable Securities with Daily Coupon Observation due on or about April 2, 2027
Based on the Performance of the Shares of the State Street® Technology Select Sector SPDR® ETF

In restructuring proceedings, FINMA, as resolution authority, is competent to approve the restructuring plan. The restructuring plan may, among other things, provide for (a) the transfer of all or a portion of UBS’ assets, debts, other liabilities and contracts (which may or may not include the contractual relationship between UBS and the holders of securities) to another entity, (b) a stay (for a maximum of two business days) on the termination of contracts to which UBS is a party, and/or the exercise of (w) rights to terminate, (x) netting rights, (y) rights to enforce or dispose of collateral or (z) rights to transfer claims, liabilities or collateral under contracts to which UBS is a party, (c) the partial or full conversion of UBS’ debt and/or other obligations, including its obligations under the securities, into equity (a “debt-to-equity swap”), and/or (d) the partial or full write-off of obligations owed by UBS (a “write-off”), including its obligations under the securities. Prior to any debt-to-equity swap or write-off with respect to any securities, outstanding equity and debt instruments issued by UBS qualifying as additional tier 1 capital or tier 2 capital must be converted or written-down, as applicable, and cancelled. The Swiss Banking Act addresses the order in which a debt-to-equity swap or a write-off of debt instruments (other than debt instruments qualifying as additional tier 1 capital or tier 2 capital) should occur: first, all subordinated obligations not qualifying as regulatory capital; second, debt instruments for loss absorbency in the course of insolvency measures (Schuldinstrumente zur Verlusttragung im Falle von Insolvenzmassnahmen) under the Swiss Ordinance concerning Capital Adequacy and Risk Diversification for Banks and Securities Dealers of June 1, 2012, as amended; third, all other obligations not excluded by law from a debt-to-equity swap or write-off (other than deposits), such as the securities; and fourth, deposits to the extent in excess of the amount privileged by law. However, given the broad discretion granted to FINMA, any restructuring plan approved by FINMA in connection with restructuring proceedings with respect to UBS could provide that the claims under or in connection with the securities will be fully or partially converted into equity or written-off, while preserving other obligations of UBS that rank pari passu with UBS’ obligations under the securities. Consequently, the exercise by FINMA of any of its statutory resolution powers or any suggestion of any such exercise could materially adversely affect the rights of holders of the securities, the price or value of their investment in the securities and/or the ability of UBS to satisfy its obligations under the securities and could lead to holders losing some or all of their investment in the securities.

Once FINMA has opened restructuring proceedings with respect to UBS, it may consider factors such as the results of operations, financial condition (in particular, the level of indebtedness, potential future losses and/or restructuring costs), liquidity profile and regulatory capital adequacy of UBS and its subsidiaries, or any other factors of its choosing, when determining whether to exercise any of its statutory resolution powers with respect to UBS, including, if it chooses to exercise such powers to order a debt-to- equity swap and/or a write-off, whether to do so in full or in part. The criteria that FINMA may consider in exercising any statutory resolution power provide it with considerable discretion. Therefore, holders of the securities may not be able to refer to publicly available criteria in order to anticipate a potential exercise of any such power and, consequently, its potential effects on the securities and/or UBS.

If UBS were to be subject to restructuring proceedings, the creditors whose claims are affected by the restructuring plan would not have a right to vote on, reject, or seek the suspension of the restructuring plan. In addition, if a restructuring plan with respect to UBS has been approved by FINMA, the rights of a creditor to challenge the restructuring plan or have the restructuring plan reviewed by a judicial or administrative process or otherwise (e.g., on the grounds that the plan would unduly prejudice the rights of holders of securities or otherwise be in violation of the Swiss Banking Act) are very limited. Even if any of UBS’ creditors were to successfully challenge the restructuring plan in court, the court could only require the relevant creditors to be compensated ex post and there is currently no guidance as to on what basis such compensation would be calculated and how it would be funded. Any such challenge (even if successful) would not suspend, or result in the suspension of, the implementation of the restructuring plan.

Risks Relating to U.S. Federal Income Taxation

￭Uncertain tax treatment. Significant aspects of the tax treatment of the securities are uncertain. You should consult your tax advisor about your tax situation. See “Tax Considerations” herein and “Material U.S. Federal Income Tax Consequences”, including the section “— Securities Treated as Prepaid Derivatives or Prepaid Forwards with Associated Contingent Coupons”, in the accompanying product supplement.

March 2026	Page 14

$• Contingent Income Auto-Callable Securities with Daily Coupon Observation due on or about April 2, 2027
Based on the Performance of the Shares of the State Street® Technology Select Sector SPDR® ETF

Information About the Underlying Fund

All disclosures contained in this document regarding the underlying fund are derived from publicly available information. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the underlying fund. You should make your own investigation into the underlying fund.

The underlying fund is registered under the Exchange Act. Companies with securities registered under the Exchange Act are required to file financial and other information specified by the SEC periodically. Information filed by the sponsor with the SEC can be reviewed electronically through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information filed with the SEC by the sponsor under the Exchange Act can be located by reference to its SEC file number provided above.

State Street® Technology Select Sector SPDR® ETF

We have derived all information contained herein regarding the State Street® Technology Select Sector SPDR® ETF (the “XLK Fund”) and the target index, as defined below, from publicly available information. Such information reflects the policies of, and is subject to changes by, the XLK Fund’s investment adviser, SSGA Funds Management, Inc. (“SSGA” or the “investment adviser”) and the index sponsor of the target index, as defined below.

The XLK Fund is one of the separate investment portfolios that constitute The Select Sector SPDR® Trust (“Select Sector SPDR”). The XLK Fund seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the Technology Select Sector Index (the “target index”). The target index seeks to measure the performance of the information technology segment of the U.S. equity market and includes companies that have been identified as information technology companies on the basis of general industry classification from a universe of companies defined by the S&P 500® Index, including securities of companies from the following industries: technology hardware, storage, and peripherals; software; communications equipment; semiconductors and semiconductor equipment; IT services; and electronic equipment, instruments and components. The target index is calculated, maintained and published by, S&P Dow Jones Indices LLC (the “index sponsor”). The index sponsor is under no obligation to continue to publish, and may discontinue or suspend the publication of, the target index at any time.

Select information regarding the XLK Fund’s expense ratio and its top constituents, country, industry and/or sector weightings may be made available on the XLK Fund’s website. Expenses of the XLK Fund reduce the net asset value of the assets held by the XLK Fund and, therefore, reduce the value of the shares of the XLK Fund.

In seeking to track the performance of the target index, the XLK Fund employs a replication strategy, which means that the XLK Fund typically invests in substantially all of the securities represented in the target index in approximately the same proportions as the target index. Under normal market conditions, the XLK Fund generally invests substantially all, but at least 95%, of its total assets in the securities comprising the target index. In addition, the XLK Fund may invest in cash and cash equivalents or money market instruments, such as repurchase agreements and money market funds (including money market funds advised by SSGA).

Shares of the XLK Fund are listed on the NYSE Arca under the ticker symbol “XLK”.

Information from outside sources including, but not limited to the prospectus related to the XLK Fund and any other website referenced in this section, is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference. We have not undertaken an independent review or due diligence of any publicly available information with respect to the XLK Fund or the target index.

Information filed by Select Sector SPDR with the SEC, including the prospectus for the XLK Fund, can be found by reference to its SEC file numbers: 333-57791 and 811-08837 or its CIK Code: 0001064641.

March 2026	Page 15

$• Contingent Income Auto-Callable Securities with Daily Coupon Observation due on or about April 2, 2027
Based on the Performance of the Shares of the State Street® Technology Select Sector SPDR® ETF

Historical Information

The closing price of the underlying fund on March 24, 2026 was $136.15 (the “hypothetical initial price”). The graph below shows the closing prices of the underlying fund for each day from January 1, 2016 to March 24, 2026. The dotted lines represent a hypothetical call threshold level of $136.15 and a hypothetical coupon barrier and downside threshold level of $102.11, which are equal to 100.00% and 75.00%, respectively, of the hypothetical initial price. The actual call threshold level, coupon barrier and downside threshold level will be set on the pricing date. We obtained the information in the graph below from Bloomberg Professional® service (“Bloomberg”), without independent verification. The closing prices may be adjusted by Bloomberg for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the underlying fund should not be taken as an indication of its future performance, and no assurance can be given as to the price of the underlying fund at any time during the term of the securities.

The Shares of the State Street® Technology Select Sector SPDR® ETF – Daily Closing Prices January 1, 2016 to March 24, 2026

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the underlying fund.

We and/or our affiliates may presently or from time to time engage in business with the sponsor and/or index sponsor. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the underlying fund, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the underlying fund. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. You should undertake an independent investigation of the underlying fund as in your judgment is appropriate to make an informed decision with respect to an investment linked to the underlying fund.

The securities are not sponsored, endorsed, sold, or promoted by the sponsor and/or index sponsor. No sponsor or index sponsor makes any representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. The sponsor and/or index sponsor have no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

March 2026	Page 16

$• Contingent Income Auto-Callable Securities with Daily Coupon Observation due on or about April 2, 2027
Based on the Performance of the Shares of the State Street® Technology Select Sector SPDR® ETF

Additional Information About the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Provisions:
Record date:	The record date for each contingent payment date shall be the date one business day prior to such scheduled contingent payment date.
Trustee:	U.S. Bank Trust National Association
Calculation agent:	UBS Securities LLC
Tax considerations:

The U.S. federal income tax consequences of your investment in the securities are uncertain. There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the securities. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Material U.S. Federal Income Tax Consequences”, including the section “— Securities Treated as Prepaid Derivatives or Prepaid Forwards with Associated Contingent Coupons”, in the accompanying product supplement and to discuss the tax consequences of your particular situation with your tax advisor. This discussion is based upon the U.S. Internal Revenue Code of 1986, as amended (the “Code”), final, temporary and proposed U.S. Department of the Treasury (the “Treasury”) regulations, rulings and decisions, in each case, as available and in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and non-U.S. laws are not addressed herein. No ruling from the U.S. Internal Revenue Service (the “IRS”) has been sought as to the U.S. federal income tax consequences of your investment in the securities, and the following discussion is not binding on the IRS.

U.S. Tax Treatment. Pursuant to the terms of the securities, UBS and you agree, in the absence of a statutory or regulatory change or an administrative determination or judicial ruling to the contrary, to characterize the securities as prepaid derivative contracts with respect to the underlying fund. If your securities are so treated, any contingent payment that is paid by UBS (including on the maturity date or upon early redemption) should be included in your income as ordinary income in accordance with your regular method of accounting for U.S. federal income tax purposes.

In addition, excluding amounts attributable to any contingent payment, you should generally recognize capital gain or loss upon the taxable disposition of your securities in an amount equal to the difference between the amount you receive at such time (other than amounts or proceeds attributable to a contingent payment or any amount attributable to any accrued but unpaid contingent payment) and the amount you paid for your securities. Such gain or loss should generally be short-term capital gain or loss. The deductibility of capital losses is subject to limitations. Although uncertain, it is possible that proceeds received from the sale or exchange of your securities prior to a contingent payment date, but that could be attributed to an expected contingent payment, could be treated as ordinary income. You should consult your tax advisor regarding this risk.

Based on certain factual representations received from us, our special U.S. tax counsel, Cadwalader, Wickersham & Taft LLP, is of the opinion that it would be reasonable to treat your securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the securities, it is possible that your securities could alternatively be treated for tax purposes as a single contingent payment debt instrument, or pursuant to some other characterization, such that the timing and character of your income from the securities could differ materially and adversely from the treatment described above, as described further under “Material U.S. Federal Income Tax Consequences”, including the section “— Securities Treated as Prepaid Derivatives or Prepaid Forwards with Associated Contingent Coupons”, in the accompanying product supplement.

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Except to the extent otherwise required by law, UBS intends to treat your securities for U.S. federal income tax purposes in accordance with the treatment described above and under “Material U.S. Federal Income Tax Consequences”, including the section “— Securities Treated as Prepaid Derivatives or Prepaid Forwards with Associated Contingent Coupons”, in the accompanying product supplement unless and until such time as the IRS and the Treasury determine that some other treatment is more appropriate.

Notice 2008-2. In 2007, the IRS released a notice that may affect the taxation of holders of the securities. According to Notice 2008-2, the IRS and the Treasury are actively considering whether the holder of an instrument such as the securities should be required to accrue ordinary income on a current basis. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the securities will ultimately be required to accrue income currently in excess of any receipt of contingent payments and this could be applied on a retroactive basis. The IRS and the Treasury are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether non-U.S. holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Code should be applied to such instruments. Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the significance and potential impact of the above considerations.

Medicare Tax on Net Investment Income. U.S. holders that are individuals, estates or certain trusts are subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include any income or gain realized with respect to the securities, to the extent of their net investment income that when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), $125,000 for a married individual filing a separate return or the dollar amount at which the highest tax bracket begins for an estate or trust. The 3.8% Medicare tax is determined in a different manner than the income tax. U.S. holders should consult their tax advisors as to the consequences of the 3.8% Medicare tax.

Specified Foreign Financial Assets. Certain U.S. holders that own “specified foreign financial assets” in excess of an applicable threshold may be subject to reporting obligations with respect to such assets with their tax returns, especially if such assets are held outside the custody of a U.S. financial institution. U.S. holders are urged to consult their tax advisors as to the application of this legislation to their ownership of the securities.

Non-U.S. Holders. The U.S. federal income tax treatment of the contingent payments is unclear. Subject to Section 871(m) of the Code and FATCA, as discussed below, our special U.S. tax counsel is of the opinion that contingent payments paid to a non-U.S. holder that provides us (and/or the applicable withholding agent) with a fully completed and validly executed applicable IRS Form W-8 should not be subject to U.S. withholding tax and we do not intend to withhold any tax on contingent payments. However, it is possible that the IRS could assert that such payments are subject to U.S. withholding tax, or that another withholding agent may otherwise determine that withholding is required, in which case we or the other withholding agent may withhold up to 30% on such payments (subject to reduction or elimination of such withholding tax pursuant to an applicable income tax treaty). We will not pay any additional amounts in respect of such withholding. Subject to Section 897 of the Code and Section 871(m) of the Code, discussed herein, gain realized from the taxable disposition of a security generally should not be subject to U.S. tax unless (i) such gain is effectively connected with a trade or business conducted by the non-U.S. holder in the U.S., (ii) the non-U.S. holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of such taxable disposition and certain other conditions are satisfied, or (iii) the non-U.S. holder has certain other present or former connections with the U.S.

Section 897. We will not attempt to ascertain whether the issuer of the underlying fund would be treated as a “United States real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code. We also have not attempted to determine whether the securities should be treated as “United States real property interests” (“USRPI”) as defined in Section 897 of the Code. If such entity and the securities were so treated, certain adverse U.S. federal income tax consequences could possibly apply, including subjecting any gain to a non-U.S. holder in respect of a security upon a taxable disposition of the security to the U.S. federal income tax on a net basis, and the proceeds from such a taxable disposition may be subject to a 15% withholding tax.

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Non-U.S. holders should consult their tax advisors regarding the potential treatment of the issuer of the underlying fund as a USRPHC and the securities as USRPI.

Section 871(m). A 30% withholding tax (which may be reduced by an applicable income tax treaty) is imposed under Section 871(m) of the Code on certain “dividend equivalents” paid or deemed paid to a non-U.S. holder with respect to a “specified equity-linked instrument” that references one or more dividend-paying U.S. equity securities. The withholding tax can apply even if the instrument does not provide for payments that reference dividends. Treasury regulations provide that the withholding tax applies to all dividend equivalents paid or deemed paid on specified equity-linked instruments that have a delta of one (“delta one specified equity-linked instruments”) issued after 2016 and to all dividend equivalents paid or deemed paid on all other specified equity-linked instruments issued after 2017. However, the IRS has issued guidance that states that the Treasury and the IRS intend to amend the effective dates of the Treasury regulations to provide that withholding on dividend equivalents paid or deemed paid will not apply to specified equity-linked instruments that are not delta-one specified equity-linked instruments and are issued before January 1, 2027.

Based on our determination that the securities are not “delta-one” with respect to the underlying fund, our special U.S. tax counsel is of the opinion that the securities should not be delta-one specified equity-linked instruments and thus should not be subject to withholding on dividend equivalents. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Furthermore, the application of Section 871(m) of the Code will depend on our determinations on the date the terms of the securities are set. If withholding is required, we will not make payments of any additional amounts.

Nevertheless, after the date the terms are set, it is possible that your securities could be deemed to be reissued for tax purposes upon the occurrence of certain events affecting the underlying fund or your securities, and following such occurrence your securities could be treated as delta-one specified equity-linked instruments that are subject to withholding on dividend equivalents. It is also possible that withholding tax or other tax under Section 871(m) of the Code could apply to the securities under these rules if you enter, or have entered, into certain other transactions in respect of the underlying fund or the securities. If you enter, or have entered, into other transactions in respect of the underlying fund or the securities, you should consult your tax advisor regarding the application of Section 871(m) of the Code to your securities in the context of your other transactions.

Because of the uncertainty regarding the application of the 30% withholding tax on dividend equivalents to the securities, you are urged to consult your tax advisor regarding the potential application of Section 871(m) of the Code and the 30% withholding tax to an investment in the securities.

Foreign Account Tax Compliance Act. Legislation commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”) generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the U.S. and the non-U.S. entity’s jurisdiction may modify these requirements. This legislation generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). Withholding (if applicable) applies to payments of U.S.-source FDAP income but, pursuant to certain Treasury regulations and IRS guidance, does not apply to payments of gross proceeds on the disposition (including upon retirement) of financial instruments. As the treatment of the securities is unclear, it is possible that any contingent payment with respect to the securities could be subject to the FATCA rules. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and non-U.S. holders should consult their tax advisors regarding the potential application of FATCA to the securities.

Proposed Legislation. In 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of securities similar to the securities purchased after the bill was enacted to accrue interest income over the term of such securities despite the fact that there may be no interest payments over the term of such securities.

Furthermore, in 2013, the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments. If it had been enacted, the effect of this legislation generally would have been to require instruments such as the securities to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain

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exceptions.

It is not possible to predict whether any similar or identical bills will be enacted in the future, or whether any such bill would affect the tax treatment of your securities. You are urged to consult your tax advisor regarding the possible changes in law and their possible impact on the tax treatment of your securities.

Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the application of U.S. federal income tax laws to their particular situations, as well as any tax consequences of the purchase, beneficial ownership and disposition of the securities arising under the laws of any state, local, non-U.S. or other taxing jurisdiction.

Use of proceeds and hedging:

We will use the net proceeds we receive from the sale of the securities for the purposes we describe in the accompanying prospectus under “Use of Proceeds and Hedging.” We and/or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the securities as described below.

In connection with the sale of the securities, we and/or our affiliates may enter into hedging transactions involving the execution of long-term or short-term interest rate swaps, futures and option transactions or purchases and sales of securities before, on and after the pricing date of the securities. From time to time, we and/or our affiliates may enter into additional hedging transactions or unwind those we have entered into. In addition, we or one of our affiliates may enter into swap agreements or related hedging activities with the dealer or its affiliates.

We and/or our affiliates may acquire a long or short position in securities similar to the securities from time to time and may, in our or their sole discretion, hold or resell those securities.

The hedging activity discussed above may adversely affect the market value of the securities from time to time and payment on the securities, including any payment at maturity. See “Risk Factors” in this document for a discussion of these adverse effects.

Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any):

Pursuant to the terms of a distribution agreement, UBS will agree to sell to UBS Securities LLC, and UBS Securities LLC will agree to purchase from UBS, the stated principal amount of the securities specified on the front cover of this document at the price to public less a fee of $17.50 per $1,000.00 stated principal amount of securities. UBS Securities LLC will agree to resell all of the securities to Morgan Stanley Wealth Management with an underwriting discount of $17.50 reflecting a fixed sales commission of $12.50 and a fixed structuring fee of $5.00 per $1,000.00 stated principal amount of securities that Morgan Stanley Wealth Management sells. UBS or an affiliate will also pay a fee to LFT Securities, LLC, an entity in which an affiliate of Morgan Stanley Wealth Management and an affiliate of UBS Securities LLC each has an ownership interest, for providing certain electronic platform services with respect to this offering.

UBS, UBS Securities LLC or any other affiliate of UBS may use this document, the accompanying product supplement and the accompanying prospectus in a market-making transaction for any securities after their initial sale. In connection with the offering, UBS, UBS Securities LLC, any other affiliate of UBS or any other securities dealers may distribute this document, the accompanying product supplement and the accompanying prospectus electronically. Unless UBS or its agent informs the purchaser otherwise in the confirmation of sale, this document, the accompanying product supplement and the accompanying prospectus are being used in a market-making transaction.

Conflicts of Interest — UBS Securities LLC is an affiliate of UBS and, as such, has a “conflict of interest” in this offering within the meaning of Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from the initial public offering of the securities and, thus creates an additional conflict of interest within the meaning of FINRA Rule 5121. UBS Securities LLC is not permitted to sell securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

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UBS Securities LLC and its affiliates may offer to buy or sell the securities in the secondary market (if any) at prices greater than UBS’ internal valuation — The value of the securities at any time will vary based on many factors that cannot be predicted. However, the price (not including UBS Securities LLC’s or any affiliate’s customary bid-ask spreads) at which UBS Securities LLC or any affiliate would offer to buy or sell the securities immediately after the pricing date in the secondary market is expected to exceed the estimated initial value of the securities as determined by reference to our internal pricing models. The amount of the excess will decline to zero on a straight line basis over a period ending no later than 6 weeks after the pricing date, provided that UBS Securities LLC may shorten the period based on various factors, including the magnitude of purchases and other negotiated provisions with selling agents. Notwithstanding the foregoing, UBS Securities LLC and its affiliates are not required to make a market for the securities and may stop making a market at any time. For more information about secondary market offers and the estimated initial value of the securities, see “Risk Factors — Estimated Value Considerations” and “— Risks Relating to Liquidity and Secondary Market Price Considerations” in this document.

Prohibition on sales to EEA retail investors:

The securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129, as amended. Consequently, no key information document required by Regulation (EU) No 1286/2014 (the “EU PRIIPs Regulation”) for offering or selling the securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the EEA may be unlawful under the EU PRIIPs Regulation.

Prohibition on sales to UK retail investors:

The securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (the “UK”). For these purposes, a retail investor means a person who is neither: (i) a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”) nor (ii) qualified investor as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024. Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the securities or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

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You should rely only on the information incorporated by reference or provided in this preliminary pricing supplement, the accompanying product supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this preliminary pricing supplement is accurate as of any date other than the date on the front of the document.

TABLE OF CONTENTS

Preliminary Pricing Supplement

Summary Terms	1
Additional Information About UBS and the Securities	2
Investment Summary	3
Key Investment Rationale	4
Investor Suitability	5
How the Securities Work	6
Hypothetical Examples	7
Risk Factors	9
Information About the Underlying Fund	15
Historical Information	16
Additional Information About the Securities	17

Product Supplement

Product Supplement Summary	PS-1
Specific Terms of Each Security Will Be Described in the Applicable Supplements	PS-1
The Securities are Part of a Series	PS-1
Denomination	PS-2
Coupons	PS-2
Early Redemption	PS-3
Payment at Maturity for the Securities	PS-3
Defined Terms Relating to Payment on the Securities	PS-4
Valuation Dates	PS-5
Valuation Periods	PS-6
Payment Dates	PS-6
Closing Level	PS-7
Intraday Level	PS-7
What are the Tax Consequences of the Securities?	PS-8
Risk Factors	PS-9
General Terms of the Securities	PS-26
Use of Proceeds and Hedging	PS-53
Material U.S. Federal Income Tax Consequences	PS-54
Certain ERISA Considerations	PS-77
Supplemental Plan of Distribution (Conflicts of Interest)	PS-79

Prospectus
Introduction	1
Cautionary Note Regarding Forward-Looking Statements	3
Incorporation of Information About UBS AG	6
Where You Can Find More Information	7
Presentation of Financial Information	8
Limitations on Enforcement of U.S. Laws Against UBS AG, Its Management and Others	8
UBS AG	8
Swiss Regulatory Powers	10
Use of Proceeds	11
Description of Debt Securities We May Offer	11
Description of Warrants We May Offer	48
Legal Ownership and Book-Entry Issuance	65
Considerations Relating to Indexed Securities	69
Considerations Relating to Floating Rate Securities	72
Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency	75
U.S. Tax Considerations	77
Tax Considerations Under the Laws of Switzerland	88
Benefit Plan Investor Considerations	90
Plan of Distribution	92
Validity of the Securities	95
Experts	95

$
UBS AG
Contingent Income Auto-Callable Securities
with Daily Coupon Observation
due on or about April 2, 2027

Preliminary Pricing Supplement dated March 25, 2026
(To Product Supplement dated February 6, 2025
and Prospectus dated February 6, 2025)

UBS Investment Bank
UBS Securities LLC

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